Exhibit 10.2

REQUEST FOR TEMPORARY INCREASE

Bank of America, N.A.

One Bryant Park, 11th floor

New York, New York 10036

NY1-100-11-01

Attention: Eileen Albus

Re:	The Amended and Restated Master Repurchase Agreement, dated as of October 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), between Bank of America, N.A. (“Buyer”) and Nationstar Mortgage LLC (“Seller”)

Ladies and Gentlemen:

In accordance with Section 2.10 of the Repurchase Agreement, Buyer hereby consents to a Temporary Increase of the Aggregate Transaction Limit as further set forth below:

Temporary Modification to Aggregate Transaction Limit: + $75,000,000

Temporary Aggregate Transaction Limit: $375,000,000

Temporary Modification to Uncommitted Amount: + $75,000,000

Modified Uncommitted Amount: $200,000,000

Effective date: June 27, 2012

Termination date: August 24, 2012

On and after the effective date indicated above and until the termination date indicated above, the Aggregate Transaction Limit and Uncommitted Amount shall equal the Temporary Aggregate Transaction Limit and the Modified Uncommitted Amount, as applicable, indicated above for all purposes of the Repurchase Agreement and all calculations and provisions relating to the Aggregate Transaction Limit and Uncommitted Amount, as applicable shall refer to the Temporary Aggregate Transaction Limit and the Modified Uncommitted Amount, as applicable including without limitation, Type Sublimits. Unless otherwise terminated pursuant to the Repurchase Agreement, this Temporary Increase shall terminate on the termination date indicated above. Upon the termination of this Temporary Increase, Seller shall repurchase Purchased Assets such that the Aggregate Outstanding Purchase Price does not exceed the Aggregate Transaction Limit. Seller shall repurchase Purchased Assets in order to reduce the Aggregate Outstanding Purchase Price to the Aggregate Transaction Limit (as reduced by the termination of such Temporary Increase) in accordance with Section 4.2(j) of the Repurchase Agreement.

All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Repurchase Agreement.

[Signature Page Follows]

NATIONSTAR MORTGAGE LLC

By: /s/ Gregory Oniu

      Name: Gregory Oniu

      Title: Vice President

Agreed and Consented by:

BANK OF AMERICA, N.A., Buyer

By: /s/ Rayanthi De Mel

        Name: Rayanthi De Mel

        Title: Assistant Vice President, Bank of

                  America, N.A.

Date: 6/26/12